SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

ARTHROCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-027422	94-3180312
(State or other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

7500 Rialto Blvd., Building Two, Suite 100
Austin, TX 78735
(512) 391-3900
(Address and Telephone Number of Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On February 23, 2009, ArthroCare Corporation (the “Company”) received a letter (the “Letter”) from the Agent under its credit agreement dated as of January 13, 2006, as amended, (the “Credit Agreement) with a syndicate of banks (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Agent”).  The Letter asserts that certain Events of Default (as defined in the Credit Agreement) exist under the Credit Agreement, including Events of Default resulting from:

•
the Company’s failure to maintain a Consolidated EBITDA (as defined in the Credit Agreement) of $50 million or greater for each of the 12-month periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•
the Company’s failure to deliver certain documentation that was required to be delivered to the Agent in connection with the Lender’s consent to the Company making a construction loan of up to $3 million to an unrelated third party commencing in the second quarter of 2008;

•
the breach of a representation in the Credit Agreement resulting from the occurrence of an Internal Control Event (which, as defined in the Credit Agreement, means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the securities laws) associated with deficiencies in the Company’s internal control over financial reporting that were previously disclosed in a press release dated December 19, 2008 and current report on Form 8-K filed with the Commission on that date; and

•
the breach of several covenants and representations contained in the Credit Agreement and the occurrence a Material Adverse Effect (as defined in the Credit Agreement), which the Company believes were alleged to exist as the result of certain improper practices in the insurance billing and healthcare compliance practices associated with the Company’s Spine Business Unit that were previously disclosed to the Agent and in a press release dated February 18, 2009 and current report on Form 8-K filed with the Commission on February 19, 2009.

The Letter also notified the Company that due to these alleged Events of Default, the Agent and Lenders are not required to honor (and presently do not intend to honor) further extensions of credit under the Credit Agreement.  This is consistent with the previously disclosed waiver granted by the Lenders relating to the Event of Default resulting from the Company’s failure to deliver certain financial statements.  Additionally, while the Letter stated that neither the Agent nor the Lenders are presently exercising any other rights, powers, or remedies available to them with respect to the alleged Events of Default (which include the right to accelerate the maturity of the $45 million of indebtedness outstanding under the Credit Agreement), all such rights, powers and remedies were expressly reserved.

The Company has considered each of the alleged Events of Default described in the Letter and believes that:

•
as a result of the ongoing efforts pertaining to the restatement of its financial statements for the years 2000 through 2007 and the quarter ended March 31, 2008, the Company is presently unable to determine its Consolidated EBITDA for each of the 12-month periods ended March 31, 2008, June 30, 2008 and September 30, 2008; however, based on the information currently available to the Company, it estimates that its Consolidated EBITDA for such periods was less than $50 million and therefore the Company believes it is more likely than not that an Event of Default exists in that regard;

•	the Default alleged in the Letter pertaining to the Company’s failure to deliver certain documentation has been cured and, therefore, the Company believes no related Event of Default currently exists;

•
since the previously disclosed and continuing review of the Company’s internal controls and the review of insurance billing and healthcare compliance practices being conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Reviews”) identified certain facts that suggest that the Company had deficiencies in its internal controls, some of which constituted material weaknesses in its internal control over financial reporting, the Company believes it is more likely than not that an Internal Control Event has occurred and that therefore an Event of Default exists in that regard; and

•
since the ongoing Reviews and the repercussions to the Company resulting from them have not yielded sufficient information to enable the Company to determine whether the improper insurance billing and healthcare compliance practices that have been discovered to date have resulted in a breach of the several covenants and representations contained in the Credit Agreement and identified in the Letter or in the occurrence a Material Adverse Effect, the Company cannot at this time determine whether one or more additional Events of Default related thereto exist.

The Company is currently in discussions with the Agent and Lenders to seek a further waiver of all existing Events of Default (including the Event of Default resulting from the Company’s failure to deliver certain financial statements that was the subject of a previously disclosed waiver that expires on March 2, 2009) or a forbearance with respect thereto.  There can be no assurance that the Company will be able to obtain any such waiver or forbearance or that such a waiver or forbearance would be on terms acceptable to the Company.  If the Company is unable to obtain a waiver or forbearance from the Agent and Lenders or if the Agent and Lenders determine to exercise certain rights and remedies under the Credit Agreement in connection with existing or additional Events of Default, it could have a material adverse effect on the Company and its ability to continue as a going concern.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s review of its insurance billing and healthcare fraud-and-abuse compliance practices. Statements that are not historical facts are forward-looking statements. These statements are based on beliefs and assumptions by the Board of Directors and management, and on information currently available to the Board of Directors and management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Examples of these factors include, but are not limited to: unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the Reviews; the likelihood that deficiencies in the Company’s internal controls constitute material weaknesses in the Company’s internal control over financial reporting; the impact on the Company’s liquidity resulting from the Lenders denial of further extensions of credit under the Credit Agreement; unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public auditing firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the response from the Company’s lenders to the results of the Reviews; the reactions of payors to the results of the review of insurance billing and healthcare fraud-and-abuse compliance practices; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation and the anticipated arbitration proceeding; the Company’s ability to determine its Consolidated EBITDA (as defined in the Credit Agreement) and to achieve a Consolidated EBITDA that complies with the covenants in the Credit Agreement related thereto; the results of the investigations being conducted by the SEC and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company's financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The General Release and Separation Agreements with John Raffle and Michael Gluk, attached hereto as Exhibits 10.71 and 10.72, respectively, are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Title
10.70
Letter dated February 23, 2009, from Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of January 13, 2006, as amended, by and among ArthroCare Corporation, the Subsidiaries thereof party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer.

10.71	General Release and Separation Agreement between John Raffle and the Company dated February 21, 2009
10.72	General Release and Separation Agreement between Michael Gluk and the Company dated December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2009	ARTHROCARE CORPORATION

	By:	/s/ David Fitzgerald
David Fitzgerald
Acting Chief Executive Officer